Exhibit 10.33

January 10, 2006

Real Health Laboratories, Inc.

Jay Beltz

1424 30th Street, #B1

San Diego, CA 92154

Re:	Option

1424 30th St., San Diego, CA

Dear Jay:

This letter is to confirm receipt of your letter dated January 9, 2006 exercising your three (3) year option commencing May 13, 2006 and ending May 12, 2009 for the above referenced address.

Effective May 13, 2006 per the Option To Extend section of your Lease your new monthly rental amount shall be $9,106.00.

If you have any questions, please feel free to contact me at (619) 442-9200.

Sincerely,

ECP COMMERCIAL

/s/ Michelle Anderson
Michelle Anderson Asst. Property Manager

8530 La Mesa Boulevard, Suite 300 • La Mesa, California 91941

619.442.9200 • Fax.442.6157 • E-mail: ecpcommercial@ecpcommercial.com

www.ecpcommercial.com